Exhibit 10.8

FIRST AMENDMENT TO US$38,920,888.89

SECOND AMENDED AND RESTATED FINANCING AGREEMENT,

DATED AS OF JULY 29, 2005

FIRST AMENDMENT dated as of March 15, 2007 (this “First Amendment”) by and among IMPSAT S.A., an Argentina corporation (“Borrower”), IMPSAT FIBER NETWORKS, INC., a Delaware corporation (“Guarantor”), MORGAN STANLEY SENIOR FUNDING, INC. (“Lender”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (“Agent”), as the Administrative Agent and the Collateral Agent for the Lender.

RECITALS

WHEREAS, Borrower, Guarantor, Agent and Lender entered into the Second Amended and Restated Financing Agreement, dated as of July 29, 2005, in the original principal amount of $38,920,888.89 (the “Financing Agreement”).

WHEREAS, pursuant to Section 3.3 of the Financing Agreement, Borrower is obligated to pay $2,361,200.59 to Lender on March 25, 2007 (the “Interest Payment”).

WHEREAS, the parties hereto desire to amend the Financing Agreement to restate their rights and obligations regarding the payment of the Interest Payment.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 1.1 of the Financing Agreement is hereby amended by inserting the following paragraph between the definitions of “EBITDA” and “ELIGIBLE ASSIGNEES”:

“EFFECTIVE TIME OF THE MERGER” means the Effective Time of the Merger, as defined in the Agreement and Plan of Merger, dated as of October 25, 2006, as amended, by and among IMPSAT Fiber Networks, Inc., Global Crossing Limited and GC Crystal Acquisition, Inc.

2.	Section 3.3(a) of the Financing Agreement is hereby amended by appending the following sentence to the end of the section:

Notwithstanding the foregoing, the interest that is payable on the March 25, 2007 Interest Payment Date will instead be payable on May 25, 2007 or, if earlier, immediately following the Effective Time of the Merger.

3.	This First Amendment shall not constitute a waiver or amendment of any provision of the Financing Agreement not expressly referred to herein. Except as expressly stated herein, the provisions of the Financing Agreement are and shall remain in full force and effect. Nothing herein shall constitute a waiver of any Event of Default or limit, impair or affect any of Agent or Lender’s rights or remedies with respect thereto, subject however, to the terms of this First Amendment.

4.	This First Amendment may be executed in counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

5.	This First Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the date first above written.

IMPSAT S.A.

By:	/s/ Jorge Paternostro
Name:	Jorge Paternostro
Title:	Apoderado

By:	/s/ Marcelo Kern
Name:	Marcelo Kern
Title:	Apoderado

IMPSAT FIBER NETWORKS, INC.

By:	/s/ Hector Alonso
Name:	Hector Alonso
Title:	Chief Financial Officer

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Daniel Allen
Name:	Daniel Allen
Title:	Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Kerry Warwicker
Name:	Kerry Warwicker
Title:	Vice President

By:	/s/ Randy Kahn
Name:	Randy Kahn
Title:	Vice President